EXHIBIT 10.7
CANADIAN COLLATERAL AGREEMENT
Dated as of
August 20, 2007
made by
EXTERRAN CANADA, LIMITED PARTNERSHIP,
in favour of
Wachovia Capital Finance Corporation (Canada),
As Canadian Administrative Agent

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ANNEXES:
Annex I Supplement
SCHEDULES:
Schedule 1 Notice Addresses of Grantors
Schedule 2 Filings and Other Actions Required to Perfect Security Interests
Schedule 3 Location of Jurisdiction of Organization and Chief Executive Office / OTHER COLLATERAL LOCATIONS
Schedule 4 Location of Records
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     This CANADIAN COLLATERAL AGREEMENT, dated as of August 20, 2007 is made by EXTERRAN CANADA, LIMITED PARTNERSHIP, a Nova Scotia limited partnership (the “Canadian Borrower”, together with any other Significant Canadian Subsidiary that executes a joinder agreement in the form of Annex I hereto and becomes a party to this Agreement in accordance with Section 8.11 hereof, the “Grantors”), in favour of WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Canadian administrative agent (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”), for the “Canadian Tranche Revolving Lenders” (as defined in the Credit Agreement referred to below, and as so defined, the “Canadian Lenders”) from time to time parties to the Senior Secured Credit Agreement dated August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Exterran Holdings Inc., as the US borrower and Canadian guarantor, the Canadian Borrower, Wachovia Bank, National Association, as US Administrative Agent, the Canadian Administrative Agent, the Canadian Lenders, the other lenders party thereto from time to time and the other agents party thereto.
R E C I T A L S
A. The Canadian Borrower has requested that the Canadian Lenders make certain loans to and extensions of credit on behalf of the Canadian Borrower.
B. The Canadian Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Credit Agreement.
C. It is a condition precedent and a continuing covenant to the obligation of the Lenders to make their loans and extensions of credit to the Canadian Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Canadian Administrative Agent for the rateable benefit of the Secured Creditors (defined below).
D. NOW, THEREFORE, in consideration of the premises herein and to induce the Canadian Administrative Agent and the Canadian Lenders to enter into the Credit Agreement and to induce the Canadian Lenders and Secured Creditors to make their respective extensions of credit to the Canadian Borrower thereunder and in connection therewith, the parties hereto agree as follows:
Article I Definitions
Section 1.01 Terms Defined Above.
As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.
Section 1.02 Certain Definitions.
(a)	Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all terms which are defined in the PPSA are used herein (when capitalized) as so defined.

(b)	As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
     “Account Debtor” means any Person (other than any Grantor) obligated to pay on any Account, Chattel Paper, Intangible or Instrument included in the Collateral.
     “Agreement” means this Canadian Collateral Agreement, as the same may from time to time be amended, supplemented or otherwise modified.
     “Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Canadian Borrower and all Restricted Subsidiaries that are Canadian Subsidiaries (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, including, without limitation, the unpaid principal of and interest on the Canadian Tranche Credit Exposure and all other obligations and liabilities of the Canadian Borrower and all Restricted Subsidiaries that are Canadian Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Canadian Tranche Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable costs, fees and disbursements that are required to be paid by the Canadian Borrower pursuant to the terms of any Secured Document).
     “Collateral” has the meaning assigned such term in Section 2.01 hereof.
     “Grantor Claims” has the meaning assigned to such term in Section 7.01 hereof.
     “Obligations” means with respect to any Grantor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Grantor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Secured Document to which such Grantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements that are required to be paid pursuant to the terms of any Secured Document).
     “PPSA” means the Personal Property Security Act (Alberta) as from time to time in effect in the Province of Alberta; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Creditors’ security interest in any Collateral is governed by personal property security legislation as in effect in a jurisdiction other than the Province of Alberta, the term “PPSA” shall mean the personal property security legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
     “Secured Creditors” means the collective reference to the Canadian Administrative Agent and the Canadian Lenders and Affiliates of Canadian Lenders that are parties to Secured Hedging Agreements and Secured Treasury Management Agreements.
     “Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement, each Secured Treasury Management Agreement and any other document made, delivered or given in connection with any of the foregoing.
     “Secured Hedging Agreement” means any Hedging Agreement between the Canadian Borrower or any Canadian Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Hedging Agreement between such Persons in existence prior to the date hereof, but excluding any Hedging Agreement now existing or hereafter arising in connection with the ABS Facility. For the avoidance of doubt, a Hedging Agreement ceases to be a Secured Hedging Agreement if the Person that is the counterparty to the Canadian Borrower or the applicable Canadian Subsidiary ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).
     “Secured Treasury Management Agreement” means any Treasury Management Agreement between the Canadian Borrower or any Canadian Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Treasury Management Agreement between such Persons in existence prior to the date hereof, but excluding any Treasury Management Agreement now existing or hereafter arising in connection with the ABS Facility. For the avoidance of doubt, a Treasury Management Agreement ceases to be a Secured Treasury Management Agreement if the Person that is the counterparty to the Canadian Borrower or the applicable Canadian Subsidiary under a Treasury Management Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).
Section 1.03 Rules of Interpretation.
     With the exception of the first sentence thereof, Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
Article II
Grant of Security Interest
Section 2.01 Grant of Security Interest.
     Each Grantor hereby pledges, assigns and transfers to the Canadian Administrative Agent, and hereby grants to the Canadian Administrative Agent, for the rateable benefit of the

Secured Creditors, a security interest in the undertaking of the Grantor and all of the Grantor’s present and after-acquired Personal Property, including without limitation all of the following Personal Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(1)	all Accounts;

(2)	all Chattel Paper;

(3)	all Documents of Title;

(4)	all Equipment;

(5)	all Goods;

(6)	all Intangibles;

(7)	all Instruments;

(8)	all Inventory;

(9)	all Investment Property;

(10)	all Money;

(11)	all books and records pertaining to the Collateral; and

(12)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Each reference to Collateral or to any relevant type or item of Personal Property constituting Collateral shall be deemed to exclude (i) any general intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favour of a third party, unless and until all required consents shall have been obtained (and where such consents have not been obtained, such general intangibles or other rights shall be held in trust for the Canadian Administrative Agent and shall be subject to the direction of the Canadian Administrative Agent upon the occurrence and continuance of an Event of Default), (ii) Personal Property owned by or assigned to the ABS Subsidiaries as permitted under the Credit Agreement; provided that, upon the transfer of such Personal Property (owned or assigned to any ABS Subsidiary) to a Grantor, such Personal Property shall become Collateral, (iii) any Personal Property subject to a Lien permitted by Section 10.02(b) or (g) of the Credit Agreement, so long as such Lien is in effect, (iv) any Personal Property owned by a member of the EPLP Group as permitted under the Credit Agreement, (v) Consumer Goods, (vi) any Personal Property contemplated by Section 9.07(b)(i)(B) and (C) of the Credit Agreement (to the extent not already provided for hereunder) and (vii) any property which would constitute

“serial number goods” under the Personal Property Security Act (Alberta) or other applicable Canadian provinces.
     The security interest granted hereby shall not extend or apply to and the Collateral shall exclude the last day of the term of any lease or any agreement now held or hereafter acquired by any Grantor, but should the Canadian Administrative Agent enforce this Security Interest, such Grantor will thereafter stand possessed of such last day and must hold it in trust to assign it to any Person acquiring such term in the course of the enforcement of this assignment and mortgage and charge. The security interest created hereby will not render the Canadian Administrative Agent liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which any Grantor is a party.
Section 2.02 No Subrogation.
     Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Secured Creditor, no Grantor shall be entitled to exercise any right of subrogation to any Secured Creditor against the Canadian Borrower or any other Grantor or any collateral security or pledge or guarantee or right of offset held by any Secured Creditor for the payment of the Obligations, nor shall any Grantor seek or be entitled to exercise any right to seek any indemnity, exoneration, participation, contribution or reimbursement from the Canadian Borrower or any other Grantor in respect of payments made by such Grantor hereunder, until all amounts owing to the Secured Creditors on account of the Obligations are irrevocably and indefeasibly paid in full in cash and all of the Canadian Allocated Aggregate Commitments are terminated. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably and indefeasibly paid in full in cash or any of the Canadian Allocated Aggregate Commitments are in effect, such amount shall be held by such Grantor in trust for the Secured Creditors, and shall, forthwith upon receipt by such Grantor, be turned over to the Canadian Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Canadian Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 11.02(d) of the Credit Agreement.
Section 2.03 Amendments, Etc. with respect to the Obligations.
     Each Grantor shall remain obligated hereunder, and such Grantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Grantor and without notice to, demand upon or further assent by any Grantor (which notice, demand and assent requirements are hereby expressly waived by such Grantor), (a) any demand for payment of any of the Obligations made by any Secured Creditor may be rescinded by such Secured Creditor or otherwise and any of the Obligations continued; (b) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or pledge or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Creditor; (c) any Secured Document may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Creditors may deem advisable from time to time; (d) any collateral security, pledge, guarantee or right of offset at any time held by any Secured Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Obligations may from time to time be obligated on the Obligations or any additional security or collateral for the payment and performance of the Obligations may from time to time secure the Obligations; and (f) any other event shall occur which constitutes a defence or release of sureties generally. No Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the pledge and security grants contained in this Article II or any Personal Property subject thereto.
Section 2.04 Waivers.
     Each Grantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Creditor upon the pledge and security grants contained in this Article II or acceptance of the pledge and security grants contained in this Article II; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the pledge and security grants contained in this Article II and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Canadian Borrower need be given to any Grantor; and all dealings between the Canadian Borrower and any of the Grantors, on the one hand, and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the pledge and security grants contained in this Article II. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Canadian Borrower or any of the Grantors with respect to the Obligations.
Section 2.05 Pledge Absolute and Unconditional.
(a)	Except as provided in Section 2.01 and Section 8.12 hereof, each Grantor understands and agrees that the pledge and security grants contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional pledge and security grant, and each Grantor hereby waives any defence of a surety or guarantor or Grantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following, to the extent permitted by applicable law:
(i)	the invalidity or unenforceability of any Secured Document, any of the Obligations or any other collateral security therefor or pledge or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Creditor;

(ii)	any defence, set-off or counterclaim (other than a defence of payment or performance) which may at any time be available to or be asserted by the Canadian Borrower or any other Person against any Secured Creditor;

(iii)	the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Canadian Borrower or any other Grantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Borrower Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)	any sale, lease or transfer of any or all of the assets of the Canadian Borrower or any other Grantor, or any changes in the shareholders of the Canadian Borrower or any other Grantor;

(v)	any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Grantor;

(vi)	the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral for the Obligations;

(vii)	the absence of any attempt to collect the Obligations or any part of them from any Grantor;

(viii)	(A) the avoidance of any Lien in favour of the Secured Creditors or any of them for any reason; or (B) failure by any Secured Creditor to file or enforce a claim against the Canadian Borrower’s or any Grantor’s estate in any bankruptcy or insolvency case or proceeding; or

(ix)	any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.03 hereof (with or without notice to or knowledge of the Canadian Borrower or such Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of Canadian Borrower for the Obligations, or of such Grantor under the pledge and security grants contained in this Article II, in bankruptcy or in any other instance.
(b)	When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, any Secured Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Canadian Borrower, any other Grantor or any other Person or against any collateral security or pledge or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Canadian Borrower, any other Grantor or any other Person or to realize upon any such collateral security or pledge or guarantee or to exercise any such right of offset, or any release of the Canadian Borrower, any other Grantor or any other Person or any such collateral security, guarantee or pledge or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Creditor against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(c)	The security granted hereunder is in addition to and not in substitution for any other security now or hereafter held by the Canadian Administrative Agent as security for the Obligations.
Section 2.06 Reinstatement.
     The pledge and security grants contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Canadian Borrower or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Canadian Borrower or any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 2.07 Attachment
     Each Grantor acknowledges and agrees that (i) value has been given by the Secured Creditors, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral, (iii) the security interest will attach to the Grantor’s existing property forming part of the Collateral when such Grantor signs this Agreement and to the Grantor’s after-acquired property forming part of the Collateral at the time the Grantor acquires rights in such property, and (iv) it has not otherwise agreed to postpone the time of attachment.
Article III
Representations and Warranties
     To induce the Canadian Administrative Agent and the Canadian Lenders to enter into the Credit Agreement and to induce the Canadian Lenders to make their respective extensions of credit to the Canadian Borrower thereunder and to induce the Secured Creditors to enter into Hedging Agreements and Treasury Management Agreements with the Canadian Borrower and the Significant Canadian Subsidiaries, each Grantor hereby represents and warrants to the Canadian Administrative Agent and each Canadian Lender for itself only that:
Section 3.01 Title; No Other Liens.
     Except for Permitted Liens and the security interest granted to the Canadian Administrative Agent for the rateable benefit of the Secured Creditors pursuant to this Agreement, such Grantor is the registered and beneficial owner of its Collateral free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. Except with respect to Liens permitted by Section 10.02(b), (c), (e) or (g) of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favour of the Canadian Administrative Agent, for the rateable benefit of the Secured Creditors, pursuant to this Agreement or as are filed to secure Liens permitted by Section 10.02 of the Credit Agreement.
Section 3.02 Perfected First Priority Liens.
     The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 2 constitute valid perfected security interests in all of the Collateral in favour of the Canadian Administrative Agent, for the rateable benefit of the Secured Creditors, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except, in each case, for Liens expressly permitted by the Credit Agreement.
Section 3.03 Grantor Information.
     On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization and organizational number, the location(s) of such Grantor’s chief executive office or sole place of business and all other Canadian provinces or territories where Collateral is stored or located are specified on Schedule 3. The Grantor does not have a French form of name or a combined French/English or English/French form of name.
Section 3.04 Instruments and Chattel Paper.
     Such Grantor has delivered to the Canadian Administrative Agent all Collateral constituting a Document of Title, Instrument, Certificated Security or Chattel Paper in excess of $5,000,000 that is required to be delivered under Section 4.03 hereof. No Collateral constituting a Document of Title, Chattel Paper, Certificated Security or Instrument contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Canadian Administrative Agent, and the grant of a security interest in such Collateral in favour of the Canadian Administrative Agent hereunder does not violate the rights of any other Person as a secured party.
Section 3.05 Truth of Information; Books and Records.
     All information with respect to the Collateral set forth in any schedule or certificate at any time heretofore or hereafter furnished by such Grantor to the Canadian Administrative Agent is and will be true and correct in all material respects as of the date furnished. On the date hereof, the place where each Grantor keeps its records concerning its Accounts and Intangibles is set forth on Schedule 4.
Section 3.06 Governmental Obligors.
     As of the Initial Funding Date, none of the Account Debtors on a material portion of such Grantor’s Accounts, Chattel Paper, Intangibles or Instruments is a Governmental Authority.

Article IV
Covenants
     Each Grantor covenants and agrees with the Canadian Administrative Agent and the Canadian Lenders for itself only that, from and after the date of this Agreement until the Obligations under the Credit Agreement shall have been paid in full in cash, and all of the Canadian Allocated Aggregate Commitments shall have been permanently terminated:
Section 4.01 Maintenance of Perfected Security Interest; Further Documentation.
     Except as set forth in the Credit Agreement, including, without limitation, any merger, consolidation, liquidation, sale, assignment, transfer or other disposition permitted by Section 10.08 or 10.14 of the Credit Agreement, each Grantor agrees that:
(a)	it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever;

(b)	it will furnish to the Canadian Administrative Agent and the Canadian Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Canadian Administrative Agent may reasonably request, all in reasonable detail, provided that upon any Account Debtor that is a Governmental Authority having a material portion of all the Grantors’ Accounts, Chattel Paper, Instruments or Intangibles, taken as a whole, it will promptly furnish such statement to the Canadian Administrative Agent all in reasonable detail, as the Canadian Administrative Agent may reasonably request; and

(c)	at any time and from time to time, upon the written request of the Canadian Administrative Agent, and at the sole expense of such Grantor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Canadian Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the PPSA (or other similar domestic laws) in effect in any jurisdiction with respect to the security interests created hereby.
Section 4.02 Changes in Locations, Name, Etc.
     Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor has its chief executive office and/or where it owns assets. Without limitation of Section 9.03 of the Credit Agreement or any other covenant herein, such Grantor will not cause or permit any change in (a) its corporate or legal name, (b) its identity or corporate structure or the jurisdiction in which it is incorporated, organized or formed, (c) its chief executive office or registered office or principal place of business or (d) any other location of its business or any Collateral, unless, in each case, such Grantor shall have first (i) notified the

Canadian Administrative Agent of such change prior to the effective date of such change and (ii) taken all action reasonably requested by the Canadian Administrative Agent for the purpose of maintaining the perfection and priority of the Canadian Administrative Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.02, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Canadian Administrative Agent’s security interest in the Collateral. In the case of the Canadian Borrower, it shall provide prompt advance notice of any change in the corporate or legal name of its general partner.
Section 4.03 Instruments, Certificated Securities, Documents of Title and Chattel Paper.
     If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security (excluding any Investment Property which is already provided for separately in Section 9.07 of the Credit Agreement), Document of Title or Chattel Paper having a value in excess of $5,000,000, such item shall be immediately delivered to the Canadian Administrative Agent, duly endorsed in a manner satisfactory to the Canadian Administrative Agent, to be held as Collateral pursuant to this Agreement.
Section 4.04 Motor Vehicles
     At the Canadian Administrative Agent’s request, the Grantors will provide a list of all motor vehicles owned by each of the Grantors by model, model year, location (i.e., jurisdiction) and vehicle identification number.
Article V
Remedial Provisions
Section 5.01 PPSA and Other Remedies.
(a)	Upon the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Canadian Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defences, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Creditor or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Grantor further agrees, at the Canadian Administrative Agent’s request following an acceleration of the Indebtedness under Section 11.02(a) of the Credit Agreement, to assemble the Collateral and make it available to the Canadian Administrative Agent at places which the Canadian Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, unless prohibited by agreements with unaffiliated third parties. Any such sale or transfer by the Canadian Administrative Agent either to itself or to any other Person shall, to the fullest extent permitted under applicable law, be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Grantor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Canadian Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Canadian Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Canadian Administrative Agent and the Secured Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Credit Agreement, and only after such application and after the payment by the Canadian Administrative Agent of any other amount required by any provision of law need the Canadian Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Canadian Administrative Agent or any Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(b)	In the event that the Canadian Administrative Agent elects not to sell the Collateral, the Canadian Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c)	The Canadian Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral. Without limitation, the Canadian Administrative Agent may by appointment in writing appoint a receiver, interim receiver, receiver and manager or agent (each referred to as a “Receiver”) of the Collateral (which term when used in this Section will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the terms “Canadian Administrative Agent” and “Secured Creditor” when used in this Article V and other sections of this Agreement granting remedies to the Canadian Administrative Agent and the Secured Creditors will include any Receiver so appointed and the agents, officers and employees of such Receiver; and no Secured Creditor will be in any way responsible for any misconduct or negligence of any such Receiver.
Section 5.02 Collections on Accounts, Etc.
     The Canadian Administrative Agent hereby authorizes each Grantor to collect upon the Collateral that is represented by Accounts, Instruments, Investment Property, Intangibles, Chattel Paper and Documents of Title subject to the Canadian Administrative Agent’s direction and control, and the Canadian Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Canadian Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper, Intangibles and Instruments have been assigned to the Canadian Administrative Agent for the rateable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Canadian Administrative Agent. The Canadian Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any such Accounts, Chattel Paper, Intangibles or Instruments. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Canadian Administrative Agent nor any Canadian Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Administrative Agent or any Canadian Lender of any payment relating thereto, nor shall the Canadian Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Where any Investment Property is held in or credited to an account that has been established with a Securities Intermediary, the Canadian Administrative Agent may, at any time upon the occurrence and during the continuance of an Event of Default, give a notice of exclusive control to any such Securities Intermediary with respect to such Investment Property.

Section 5.03 Proceeds.
     If required by the Canadian Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Collateral composed of Accounts, Instruments, Chattel Paper, Investment Property and Documents of Title, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Canadian Administrative Agent if required, in a special collateral account maintained by the Canadian Administrative Agent, subject to withdrawal by the Canadian Administrative Agent for the rateable benefit of the Secured Creditors only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Canadian Administrative Agent for the rateable benefit of the Secured Creditors, segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper and Instruments) while held by the Canadian Administrative Agent (or by any Grantor in trust for the Canadian Administrative Agent for the rateable benefit of the Secured Creditors) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Canadian Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Canadian Administrative Agent’s election, the Canadian Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Canadian Administrative Agent may elect, and any part of such funds which the Canadian Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Canadian Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.
Section 5.04 Deficiency.
     Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Canadian Administrative Agent or any Secured Creditor to collect such deficiency.
Section 5.05 Non-Judicial Enforcement.
     The Canadian Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Canadian Administrative Agent to enforce its rights by judicial process.

Article VI
The Canadian Administrative Agent
Section 6.01 Canadian Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
(a)	Anything in this Section 6.01(a) to the contrary notwithstanding, the Canadian Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing. Each Grantor hereby irrevocably constitutes and appoints the Canadian Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Canadian Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)	unless being disputed under Section 9.03(a) of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof; and

(ii)	(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Canadian Administrative Agent or as the Canadian Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any cheque, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Canadian Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Administrative Agent were the absolute owner thereof for all purposes, and do, at the Canadian Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the

Canadian Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Canadian Administrative Agent’s and the Secured Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)	If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Canadian Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)	The reasonable expenses of the Canadian Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the Post-Default Rate, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Canadian Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Canadian Administrative Agent on demand.

(d)	All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 6.02 Duty of Canadian Administrative Agent.
     The Canadian Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Canadian Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. To the fullest extent permitted under applicable law, neither the Canadian Administrative Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Administrative Agent and the Secured Creditors hereunder are solely to protect the Canadian Administrative Agent’s and the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Canadian Administrative Agent or any Secured Creditor to exercise any such powers. The Canadian Administrative Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct. To the fullest extent permitted by applicable law, the Canadian Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonour, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshalling in respect of any and all Collateral, and waives any right to require the Canadian Administrative Agent or any Secured Creditor to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Canadian Administrative Agent or any Secured Creditor now has or may hereafter have against each Grantor, any Grantor or other Person.
Section 6.03 Filing of Financing Statements.
     Pursuant to the PPSA and any other applicable law, each Grantor authorizes the Canadian Administrative Agent or its agents to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Canadian Administrative Agent reasonably determines appropriate to perfect the security interests of the Canadian Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Each Grantor waives its right to receive a copy of a financing statement or financing change statement registered by the Canadian Administrative Agent or its agents or any verification statement pertaining to such registration.
Section 6.04 Authority of Canadian Administrative Agent.
     Each Grantor acknowledges that the rights and responsibilities of the Canadian Administrative Agent under this Agreement with respect to any action taken by the Canadian Administrative Agent or the exercise or non-exercise by the Canadian Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Canadian Administrative Agent and the Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Administrative Agent and the Grantors, the Canadian Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Article VII
Subordination of Indebtedness
Section 7.01 Subordination of All Grantor Claims.
     As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Canadian Borrower or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favour such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired. Except for payments permitted by the Credit Agreement, after and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.
Section 7.02 Claims in Bankruptcy.
     In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Canadian Administrative Agent on behalf of the Canadian Administrative Agent and the Secured Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Canadian Administrative Agent for the benefit of the Canadian Administrative Agent and the Secured Creditors for application against the Obligations as provided under the Credit Agreement. Should the Canadian Administrative Agent or Secured Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon payment in full in cash of the Obligations, and the permanent termination of all of the Canadian Allocated Aggregate Commitments, the intended recipient shall become subrogated to the rights of the Canadian Administrative Agent and the Secured Creditors to the extent that such payments to the Canadian Administrative Agent and the Canadian Lenders on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Canadian Administrative Agent and the Secured Creditors had not received dividends or payments upon the Grantor Claims.
Section 7.03 Payments Held in Trust.
     In the event that notwithstanding Section 7.01 and Section 7.02 hereof, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Canadian Administrative Agent and the Secured Creditors an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Canadian Administrative Agent, for the benefit of the Secured Creditors; and each Grantor covenants promptly to pay the same to the Canadian Administrative Agent.
Section 7.04 Liens Subordinate.
     Each Grantor agrees that, until the Obligations are paid in full in cash, and the permanent termination of all of the Canadian Allocated Aggregate Commitments, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favour of such Grantor, the Canadian Administrative Agent or any Secured Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Canadian Administrative Agent, no Grantor, during the period in which any of the Obligations are outstanding or the Aggregate Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it that secures Grantor Claims.
Section 7.05 Notation of Records.
     Upon the request of the Canadian Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
Article VIII
Miscellaneous
Section 8.01 Waiver.
     No failure on the part of the Canadian Administrative Agent or any Secured Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.
Section 8.02 Notices.
     All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.
Section 8.03 Amendments in Writing.
     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.04 of the Credit Agreement.
Section 8.04 Successors and Assigns.
     The provisions of this Agreement shall be binding upon the Grantors and their successors and permitted assigns and shall inure to the benefit of the Canadian Administrative Agent and the Secured Creditors and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Administrative Agent and the Lenders unless otherwise permitted by the terms of the Credit Agreement or this Agreement, and any such purported assignment, transfer or delegation shall be null and void.

Section 8.05 Survival; Revival; Reinstatement.
(a)	All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Canadian Administrative Agent and the other Secured Creditors and shall survive the execution and delivery of this Agreement and the making of any Canadian Tranche Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Canadian Administrative Agent and the other Secured Creditors may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Canadian Tranche Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Canadian Allocated Aggregate Commitments have not expired or been permanently terminated.

(b)	To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Canadian Administrative Agent’s and the Secured Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Grantors shall take such action as may be reasonably requested by the Canadian Administrative Agent and the Secured Creditors to effect such reinstatement.
Section 8.06 Counterparts; Integration; Effectiveness; Conflicts.
(a)	This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)	This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. This Agreement and the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c)	This Agreement shall become effective when it shall have been executed by the Canadian Administrative Agent and when the Canadian Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)	In the event of a conflict between the provisions hereof and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.
Section 8.07 Severability.
     Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 8.08 Governing Law; Submission to Jurisdiction.
(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)	EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GRANTOR AT ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(d)	NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE CANADIAN ADMINISTRATIVE AGENT OR ANY CANADIAN LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTORS IN ANY OTHER JURISDICTION.

(e)	EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE CANADIAN ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.08.
Section 8.09 Headings.
     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.10 Acknowledgments.
     Each Grantor hereby acknowledges that:
(a)	it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)	neither the Canadian Administrative Agent nor any Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Canadian Administrative Agent and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)	no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors;

(d)	it has received a copy of this Agreement; and

(e)	each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Loan Documents; and has received the advice of its attorney in entering into this Agreement and the Loan Documents; and that it recognizes that certain of the terms of this Agreement and the Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 8.11 Additional Grantor.
     Each Significant Canadian Subsidiary that is required to become a party to this Agreement pursuant to Section 9.07(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.
Section 8.12 Releases.
(a)	Full Release. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Canadian Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Grantors and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby in accordance with the next sentence. Pursuant to the satisfaction of the conditions set forth in Section 9.07(d)(iv) of the Credit Agreement or upon the complete payment of the Obligations under the Credit Agreement and the compliance by the Grantors with all covenants and agreements hereof and the permanent termination of the Canadian Allocated Aggregate Commitments, the Canadian Administrative Agent, at the written request and expense of the Canadian Borrower, will promptly release, reassign and transfer pursuant to Section 9.07(d) of the Credit

Agreement the Collateral to the Grantors and declare this Agreement to be of no further force or effect.
(b)	Partial Release. Notwithstanding anything contained herein to the contrary, the Grantors are authorized to release pursuant to Section 9.07(d) of the Credit Agreement any Collateral that is Transferred in compliance with Sections 10.08 and 10.14 of the Credit Agreement at which point the liens and security interests shall terminate with respect to such Collateral and this Agreement shall have no further force or effect with respect to such released Collateral; provided that so long as the lien in favour of the Canadian Administrative Agent continues in the proceeds of such Transfer of such Collateral, or to the extent such Collateral is Transferred to the Canadian Borrower or any other Grantor, such lien continues in such Collateral.

(c)	Retention in Satisfaction. No action taken or omission to act by the Canadian Administrative Agent or the Secured Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Canadian Administrative Agent and the Secured Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 8.12(a) hereof.
Section 8.13 Acceptance.
     Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Canadian Administrative Agent and the Secured Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Canadian Administrative Agent.
Section 8.14 English Language
     The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including Notices, Schedules, Exhibits and authorizations, have been and shall be drawn up in the English language only. Les Parties aux présentes confirment leur volonté que cette convention, de même que tous les documents, y compris tous avis, annexes et autorisations s’y rattachant, soient rédigés en anglais seulement.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the undersigned has caused this Canadian Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	EXTERRAN CANADA, LIMITED
PARTNERSHIP

By: EXTERRAN CANADIAN PARTNERSHIP
HOLDINGS GP ULC, its general partner

	By:	/s/ David L. Edelmaier

	Name:	David L. Edelmaier
Title:
Signature Page – Canadian Collateral Agreement

Acknowledged and Agreed to as
of the date hereof by:

CANADIAN ADMINISTRATIVE AGENT:	WACHOVIA CAPITAL FINANCE
CORPORATION (CANADA)

	By:	/s/ Raymond Eghobamien

	Name:	Raymond Eghobamien
	Title:	Vice President
Acknowledgement Page – Canadian Collateral Agreement

Annex I
Supplement
     This SUPPLEMENT, dated as of [           ], 200[ ], made by [           ], a [          ] (the “Additional Grantor”), in favour of Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) for the “Canadian Tranche Revolving Lenders” (the “Lenders”) from time to time party to the Credit Agreement (defined below) and, in the case of any Secured Hedging Agreement or any Secured Treasury Management Agreement referred to in the Canadian Collateral Agreement (defined below), any Lender Affiliate of a Canadian Tranche Revolving Lender (in each case as defined in the Credit Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement or in the Canadian Collateral Agreement (defined below), as applicable.
W I T N E S S E T H:
     WHEREAS, Exterran Holdings, Inc., a Delaware corporation (the “US Borrower”) and Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower” and together with the US Borrower, the “Borrowers”), the Administrative Agents, the Lenders and the other Agents party thereto have entered into a Senior Secured Credit Agreement dated August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement the Canadian Borrower and any of its other Significant Canadian Subsidiaries (each a “Grantor”) have entered into a Canadian Collateral Agreement, dated as of August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Canadian Collateral Agreement”) in favour of the Canadian Administrative Agent for the benefit of the Secured Creditors;
     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Canadian Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Supplement in order to become a party to the Canadian Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
1. Collateral Agreement.
     By executing and delivering this Supplement, the Additional Grantor, as provided in Section 8.11 of the Canadian Collateral Agreement, hereby becomes a party to the Canadian Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, (a) hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (b) expressly hereby pledges, assigns and transfers to the Canadian Administrative Agent, and hereby grants to the
Annex I - 1

Canadian Administrative Agent, for the rateable benefit of the Secured Creditors, a security interest in all of the Collateral now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules 1 through 3 to the Canadian Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as they relate to such Additional Grantor or to the Loan Documents to which such Additional Grantor is a party contained in Article III of the Canadian Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct as of such specified earlier date.
2. Governing Law.
     This Supplement shall be governed by, and construed in accordance with, the laws of the Province of Alberta.
     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:

Annex I - 2

Schedule 1
NOTICE ADDRESSES OF GRANTORS
Exterran Canada, Limited Partnership
4949 76th Avenue SE
Calgary, Alberta T2C 3C6
Attention: Country Manager
Facsimile: 403-279-1348
With a copy to:
4444 Brittmoore Rd.
Houston, Texas 77041
Attention: General Counsel
Facsimile: 713-335-7867
Schedule 1 - 1

Schedule 2
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
1.	Filing of applicable PPSA financing statements with respect to the Collateral in the provinces of British Columbia, Alberta, Saskatchewan and Nova Scotia.
Schedule 2 - 1

Schedule 3
LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE / OTHER COLLATERAL LOCATIONS
Exterran Canada, Limited Partnership (formed under the laws of Nova Scotia)
Chief Executive Office
4949 76th Avenue SE
Calgary, Alberta T2C 3C6
Other Collateral Locations
British Columbia
Saskatchewan
Nova Scotia
Schedule 3 - 1

Schedule 4
LOCATION OF RECORDS
4949 76th Avenue SE
Calgary, Alberta T2C 3C6
Schedule 3 - 1